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                                                                    EXHIBIT 23.4

                         INDEPENDENT AUDITORS' CONSENT


     We consent to the use in this Amendment No. 2 to Registration Statement No. 333-30266 and 333-30266-01 of Project Orange Associates, L.P. and Project Orange Capital Corp. of our reports dated May 13, 2000 relating to the balance sheets of G.A.S. Orange Associates, L.L.C. and G.A.S. Orange Partners, L.P. appearing in the prospectus which is part of this Registration Statement.

     We also consent to the reference to us under the heading "Experts" in such prospectus.

                                         /S/ Dannible & McKee, LLP


June 12, 2000
Syracuse, New York